                                                                    Exhibit 99.1

WHX

                                             CONTACT: GLEN KASSAN (914) 925-4462

RELEASE DATE:  OCTOBER 19, 2007

FOR IMMEDIATE RELEASE

              WHX FILES REGISTRATION STATEMENT FOR RIGHTS OFFERING

RYE,  NEW YORK - OCTOBER  19,  2007 - WHX  CORPORATION  (PINK  SHEETS:  WXCP.PK)
announced  today that on October 18, 2007 it filed a  registration  statement on
Form S-1 with the  Securities and Exchange  Commission  (the "SEC") for a rights offering to its existing stockholders.  The rights offering will be made through the distribution of  non-transferable  subscription rights to purchase shares of the Company's common stock,  par value $0.01 per share, at a subscription  price to be determined.  Assuming the rights offering is fully subscribed, the Company will receive gross proceeds of approximately $170 million,  less expenses of the rights offering.  The Company intends to use the proceeds of the rights offering to redeem preferred stock issued by a wholly-owned subsidiary of the Company and to reduce its debt.

The rights offering  includes an  oversubscription  privilege which permits each rights holder that exercises its rights in full to purchase additional shares of common stock that remain  unsubscribed  at the expiration of the offering.  This oversubscription  privilege is subject to (i) the availability and allocation of shares among  holders  exercising  this  oversubscription  privilege  and (ii) a maximum  number  of shares  for which  stockholders  can  oversubscribe  without endangering the  availability of the Company's net operating loss carry forwards under  Section 382 of the Internal  Revenue Code (the  "NOLs"),  in each case as further described in the rights offering documents.

Our largest  stockholder,  Steel Partners II, L.P. has indicated that it intends to exercise  all of its rights and to  oversubscribe  for the maximum  number of shares it can  oversubscribe for without (i) endangering the availability of the
Company's  NOLs or (ii)  increasing  its  ownership  to in  excess of 75% of the outstanding shares of the Company's common stock.

A registration  statement  relating to these  securities has been filed with the
SEC but has not yet become  effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration  statement  becomes effective.  This  press  release  shall not  constitute  an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these  securities in any state in which such offer,  solicitation  or sale would be unlawful prior to the  registration  or  qualification  under the  securities  laws of any such state.

About the Company

The  Company  is a  holding  company  that  invests  in and  manages  a group of businesses  on a  decentralized  basis.  WHX  owns  Handy &  Harman,  which is a diversified manufacturing company whose strategic business units encompass three reportable  segments:  precious  metal,  tubing and  engineered  materials.  WHX recently  acquired  Bairnco  Corporation,  which is a diversified  multinational company  that  operates  business  units in  three  reportable  segments:  Arlon electronic materials,  Arlon coated materials and Kasco replacement products and services.

Forward-Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by
the  safe  harbors   created   thereby.   Investors  are   cautioned   that  all
forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any  forward-looking  statements  included herein,  the inclusion of such information  should not be regarded as a  representation  by the Company or any other person that the objectives and plans of the Company will be achieved.